EXHIBIT 10.14
                               AMENDMENT NO. 1 TO
                         1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                             ADVANCED PHOTONIX, INC.

                      (As adopted by the Board of Directors
                             as of January 21, 1998)


                  Amendment No. 1 made as of this 21st day of January, 1998 to the 1997 Employee Stock Option Plan, adopted by the Board of Directors on January 14, 1997 and approved by the Stockholders of the Company at its annual meeting held on August 21, 1997 (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 19 of the Plan, the Board has complete power and authority to modify or amend the Plan (except for certain actions stated therein which require majority shareholder approval) from time to time in such respects as it deems advisable;

     WHEREAS, the Board desires to effectuate certain amendments to the Plan as hereinafter set forth;

     NOW, THEREFORE, the Board hereby adopts the following amendments:

     1. The first sentence of Section 4 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

     "All employees of and consultants and advisors to, the Corporation shall be eligible for Options, except that only employees of the Corporation shall be eligible for ISOs."
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     2. The second  sentence of Section 10 of the Plan is hereby  deleted in its entirety and the following substituted in lieu thereof:

     "Options which do not qualify as ISOs will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners ("Permitted Transferees")."

     3. Subparagraph (b) of Section 12 of the Plan should be deleted in its entirety and the following substituted in lieu thereof:

     "b. (i) In the case of a non-ISO, six months following the date the Optionee ceases to be an employee of the Company for any reason, or (ii) in the case of an ISO, six months following the date the Optionee ceases to be an employee of the Company due to the Optionee's disability (within the meaning of Section 22(e)(3) of the Code) or death or three months following the date the Optionee ceases to be an employee of the Company for any reason other than disability or death."

     4. The reference to "Paragraph 9" on line 5 of Section 14 of the Plan is hereby amended to read "Paragraph 14".

     5. Except as set forth or amended herein, the Plan shall remain in full force and effect.

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